Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER RESULTS

•                  Reported sales of $417 million, up 2%

•                  Organic sales growth +4%, foreign exchange (2%)

•                  GAAP operating margin of 13.0%, up 20 bps; adjusted operating margin of 13.3%, up 50 bps

•                  2Q GAAP and adjusted EPS of $1.06 and $1.09, respectively, up 1% on GAAP basis and up 4% on adjusted basis

•                  Maintaining full year 2019 organic sales growth outlook

North Andover, MA…July 31, 2019.  Watts Water Technologies, Inc. (NYSE: WTS) today announced second quarter 2019 results.

Commenting on operating results, Chief Executive Officer Robert J. Pagano Jr., said, “We are pleased with our second quarter results as we continued to drive solid organic top-line growth and productivity in both the Americas and Europe.  This enabled us to deliver record sales, operating margin and EPS in the quarter.  We achieved this growth while continuing to invest in our business.  We are also reaffirming our organic growth outlook for the full year of 3% - 4%.”

Sales during the second quarter of $417 million increased 2% compared to the same period in 2018. Second quarter net income per diluted share (EPS) on a GAAP and adjusted basis was $1.06 and $1.09, respectively, as compared to $1.05 on both a GAAP and adjusted basis for the prior-year period.  EPS improved due to price and productivity, offset partially by higher inflation, including tariff costs and higher non-operating expenses.  GAAP EPS was negatively impacted by higher European restructuring charges.  A summary of second quarter financial results is as follows:

	Second quarter ended
(In millions, except per share information)	June 30, 2019	July 1, 2018	% Change
Sales	$416.8	$407.9	2%

Net income	$36.4	$36.0	1%

Diluted earnings per share	$1.06	$1.05	1%

Special items	0.03	—

Adjusted earnings per share	$1.09	$1.05	4%

Financial Highlights

•                  Sales increased 2% and 4% on a reported and organic basis, respectively, as compared to the second quarter last year; reported operating margin increased 20 basis points and adjusted operating margin expanded 50 basis points. From a regional perspective:

•                  Americas - Sales increased 6% on both a reported and organic basis, with broad growth in plumbing, water quality and drains products.  Operating margin increased 50 basis points on both a GAAP and adjusted basis as benefits from pricing, productivity and volume were partially offset by growth and productivity investments and inflation, including higher tariff costs.

•                  Europe - Reported sales decreased 3%, impacted by negative foreign exchange movements.  Sales were up 3% organically, with strong growth in drains.  Operating margin increased 30 basis points and 140 basis points on a reported and adjusted basis, respectively.  Both increases were driven by price, productivity savings and volume, partially offset by inflation, mix and incremental investments.  GAAP operating margin was negatively impacted by incremental restructuring charges.

•                  APMEA — Reported and organic sales decreased 12% and 8%, respectively.  Stronger sales in China were more than offset by continued softness in Korea and project timing in the Middle East.  Reported and adjusted operating margin both decreased 90 basis points as productivity initiatives were more than offset by lower third-party and affiliate volume and incremental growth investments.

Cash Flow and Capital Allocation

•                  For the first six months of 2019, operating cash flow was $20 million, net capital expenditures were $15 million and free cash flow was $5 million.  In the comparable period last year, operating cash flow was $1 million, net capital expenditures were approximately $15 million and free cash outflow was approximately $14 million.  Free cash flow increased due to increased income, lower inventory, lower tax payments and lower capital expenditures.  We expect continued improvement in free cash flow during the second half of 2019, due to normal seasonality.

•                  We repatriated $19 million in cash during the second quarter.  For the first six months of 2019, $30 million had been repatriated, a majority of which was used to pay down revolving debt.

•                  We repurchased approximately 56,000 shares of Class A common stock at a cost of $4.7 million during the second quarter.  For the first six months of 2019, we repurchased approximately 130,000 shares at a cost of approximately $10.3 million, which offset dilution from our stock compensation programs.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2019 on Thursday, August 1, 2019, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until August 1, 2020.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our 2019 organic sales growth outlook and anticipated free cash flow improvements.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effects of the 2017 Tax Act; the timing and expected impact of tariffs; the effectiveness, the timing and the expected savings associated with our restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance risks and costs; product liability risks and costs; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2019	2018	2019	2018
Net sales	$416.8	407.9	805.5	786.4
Cost of goods sold	242.2	238.5	466.7	460.3
GROSS PROFIT	174.6	169.4	338.8	326.1
Selling, general and administrative expenses	119.0	117.2	235.1	230.0
Restructuring	1.3	—	2.7	—
OPERATING INCOME	54.3	52.2	101.0	96.1
Other (income) expense:
Interest income	(0.1)	(0.1)	(0.2)	(0.5)
Interest expense	3.7	4.4	7.3	8.7
Other (income) expense, net	(0.1)	(1.8)	0.4	(1.1)
Total other expense	3.5	2.5	7.5	7.1
INCOME BEFORE INCOME TAXES	50.8	49.7	93.5	89.0
Provision for income taxes	14.4	13.7	26.1	24.8
NET INCOME	$36.4	$36.0	67.4	64.2

BASIC EPS
NET INCOME PER SHARE	$1.06	1.05	1.97	1.87
Weighted average number of shares	34.1	34.4	34.1	34.4
DILUTED EPS
NET INCOME PER SHARE	$1.06	1.05	1.97	1.87
Weighted average number of shares	34.2	34.4	34.2	34.4
Dividends declared per share	$0.23	0.21	0.44	0.40

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$166.8	$204.1
Trade accounts receivable, less allowance for doubtful accounts of $14.9 million at June 30, 2019 and $15.0 million at December 31, 2018	254.2	205.5
Inventories, net:
Raw materials	91.1	87.4
Work in process	18.1	17.3
Finished goods	174.1	182.1
Total Inventories	283.3	286.8
Prepaid expenses and other current assets	24.1	24.9
Total Current Assets	728.4	721.3
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	547.8	537.4
Accumulated depreciation	(346.9)	(335.5)
Property, plant and equipment, net	200.9	201.9
OTHER ASSETS:
Goodwill	544.2	544.8
Intangible assets, net	157.2	165.2
Deferred income taxes	2.6	1.6
Other, net	45.1	18.9
TOTAL ASSETS	$1,678.4	$1,653.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$115.4	$127.2
Accrued expenses and other liabilities	126.1	130.6
Accrued compensation and benefits	45.1	60.9
Current portion of long-term debt	105.0	30.0
Total Current Liabilities	391.6	348.7
LONG-TERM DEBT, NET OF CURRENT PORTION	238.8	323.4
DEFERRED INCOME TAXES	42.8	38.5
OTHER NONCURRENT LIABILITIES	71.0	51.8
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,657,544 shares at June 30, 2019 and 27,646,465 shares at December 31, 2018	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,279,290 shares at June 30, 2019 and 6,329,290 at December 31, 2018	0.6	0.6
Additional paid-in capital	581.1	568.3
Retained earnings	475.6	440.7
Accumulated other comprehensive loss	(125.9)	(121.1)
Total Stockholders’ Equity	934.2	891.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,678.4	$1,653.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 30,	July 1,
	2019	2018
OPERATING ACTIVITIES
Net income	$67.4	$64.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15.0	14.3
Amortization of intangibles	7.8	10.7
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	0.6	—
Stock-based compensation	8.7	6.3
Deferred income tax	4.5	(5.3)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(48.9)	(35.2)
Inventories	3.6	(27.4)
Prepaid expenses and other assets	(1.1)	(7.0)
Accounts payable, accrued expenses and other liabilities	(37.9)	(19.1)
Net cash provided by operating activities	19.7	1.5
INVESTING ACTIVITIES
Additions to property, plant and equipment	(14.3)	(15.2)
Net proceeds from the sale of assets, and other	—	0.2
Business acquisitions, net of cash acquired and other	—	(1.8)
Net cash used in investing activities	(14.3)	(16.8)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	40.0	45.0
Payments of long-term debt	(50.0)	(133.2)
Payments for tax withholdings on vested stock awards, finance leases and other	(7.8)	(5.2)
Proceeds from share transactions under employee stock plans	0.8	—
Payments to repurchase common stock	(10.3)	(10.8)
Dividends	(15.2)	(13.9)
Net cash used in financing activities	(42.5)	(118.1)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(4.2)
DECREASE IN CASH AND CASH EQUIVALENTS	(37.3)	(137.6)
Cash and cash equivalents at beginning of year	204.1	280.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$166.8	$142.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Second Quarter Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Americas	$287.0	$272.0	$545.9	$513.1
Europe	113.2	117.1	229.5	240.1
APMEA	16.6	18.8	30.1	33.2
Total	$416.8	$407.9	$805.5	$786.4

	Operating Income
	Second Quarter Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Americas	$50.7	$46.7	$93.8	$83.1
Europe	12.8	12.9	26.0	27.8
APMEA	1.2	1.6	2.4	3.0
Corporate	(10.4)	(9.0)	(21.2)	(17.8)
Total	$54.3	$52.2	$101.0	$96.1

	Intersegment Sales
	Second Quarter Ended		Six Months Ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018

Americas	$3.0	$3.4	$5.9	$6.0
Europe	4.2	3.5	7.9	6.9
APMEA	18.8	24.7	35.7	41.4
Total	$26.0	$31.6	$49.5	$54.3

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow and free cash outflow, cash conversion rate of free cash flow and free cash outflow to net income, and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and free cash outflow, cash conversion rate of free cash flow and free cash outflow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	June 30,	July 1,	June 30,	July 1,
	2019	2018	2019	2018

Net sales	$416.8	$407.9	$805.5	$786.4

Operating income - as reported	$54.3	$52.2	$101.0	$96.1
Operating margin %	13.0%	12.8%	12.5%	12.2%

Adjustments for special items:
Restructuring	1.3	—	2.7	—

Total adjustments for special items	$1.3	$—	$2.7	$—

Operating income - as adjusted	$55.6	$52.2	$103.7	$96.1
Adjusted operating margin %	13.3%	12.8%	12.9%	12.2%

Net income - as reported	$36.4	$36.0	$67.4	$64.2

Adjustments for special items - tax affected:
Restructuring	0.9	—	1.9	—

Total Adjustments for special items - tax affected	$0.9	$—	$1.9	$—

Net income - as adjusted	$37.3	$36.0	$69.3	$64.2

Diluted earnings per share - as reported	$1.06	$1.05	$1.97	$1.87
Adjustments for special items	0.03	—	0.06	—
Diluted earnings per share - as adjusted	$1.09	$1.05	$2.03	$1.87

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	June 30, 2019					July 1, 2018
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$287.0	113.2	16.6	—	416.8	$272.0	117.1	18.8	—	407.9

Operating income (loss) - as reported	$50.7	12.8	1.2	(10.4)	54.3	$46.7	12.9	1.6	(9.0)	52.2
Operating margin %	17.7%	11.3%	7.4%		13.0%	17.2%	11.0%	8.3%		12.8%

Adjustments for special items	$—	1.3	—	—	1.3	$—	—	—	—	—

Operating income (loss) - as adjusted	$50.7	14.1	1.2	(10.4)	55.6	$46.7	12.9	1.6	(9.0)	52.2
Adjusted operating margin %	17.7%	12.4%	7.4%		13.3%	17.2%	11.0%	8.3%		12.8%

	Six Months Ended					Six Months Ended
	June 30, 2019					July 1, 2018
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$545.9	229.5	30.1	—	805.5	$513.1	240.1	33.2	—	786.4

Operating income (loss) - as reported	$93.8	26.0	2.4	(21.2)	101.0	$83.1	27.8	3.0	(17.8)	96.1
Operating margin %	17.2%	11.3%	8.4%		12.5%	16.2%	11.6%	8.8%		12.2%

Adjustments for special items	$—	2.7	—	—	2.7	$—	—	—	—	—

Operating income (loss) - as adjusted	$93.8	28.7	2.4	(21.2)	103.7	$83.1	27.8	3.0	(17.8)	96.1
Adjusted operating margin %	17.2%	12.5%	8.4%		12.9%	16.2%	11.6%	8.8%		12.2%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Second Quarter
	Americas	Europe	APMEA	Total

Reported net sales June 30, 2019	$287.0	$113.2	$16.6	$416.8
Reported net sales July 1, 2018	272.0	117.1	18.8	407.9
Dollar change	$15.0	$(3.9)	$(2.2)	$8.9
Net sales % increase (decrease)	5.5%	-3.3%	-11.7%	2.2%
Decrease due to foreign exchange	0.2%	6.1%	4.1%	2.1%
Organic sales increase (decrease)	5.7%	2.8%	-7.6%	4.3%

	Six Months
	Americas	Europe	APMEA	Total

Reported net sales June 30, 2019	$545.9	$229.5	$30.1	$805.5
Reported net sales July 1, 2018	513.1	240.1	33.2	786.4
Dollar change	$32.8	$(10.6)	$(3.1)	$19.1
Net sales % increase (decrease)	6.4%	-4.4%	-9.3%	2.4%
Decrease due to foreign exchange	0.3%	7.0%	3.7%	2.5%
Organic sales increase (decrease)	6.7%	2.6%	-5.6%	4.9%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW (OUTFLOW)

(Amounts in millions)

(Unaudited)

	Six Months Ended
	June 30,	July 1,
	2019	2018

Net cash provided by operations - as reported	$19.7	$1.5
Less: additions to property, plant, and equipment	(14.3)	(15.2)
Free cash flow (outflow)	$5.4	$(13.7)

Net income - as reported	$67.4	$64.2

Cash conversion rate of free cash flow (outflow) to net income	8.0%	-21.3%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	June 30,	December 31
	2019	2018

Current portion of long-term debt	$105.0	$30.0
Plus: Long-term debt, net of current portion	238.8	323.4
Less: Cash and cash equivalents	(166.8)	(204.1)
Net debt	$177.0	$149.3

Net debt	$177.0	$149.3
Plus: Total stockholders’ equity	934.2	891.3
Capitalization	$1,111.2	$1,040.6

Net debt to capitalization ratio	15.9%	14.3%